UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 20, 2024
Date of Report (date of earliest event reported)

OpGen, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37367	06-1614015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9717 Key West Ave, Suite 100
Rockville, MD 20850
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, OpGen, Inc. (the “Company”) received notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”) as a result of failing to maintain a minimum bid price of $1.00 per share over a 30 consecutive business day period. In December 2023, Nasdaq notified the Company that the listing staff of Nasdaq had determined to delist the Company’s securities from Nasdaq. The Company appealed such determination to a Nasdaq Hearings Panel, which, in February 2024, granted the Company’s request for an additional period to regain compliance with the Minimum Bid Price Rule. The Nasdaq Hearings Panel granted the Company until June 3, 2024 to regain compliance.

On May 20, 2024, the Company received a notice from Nasdaq stating that the Company was delinquent in filing its Quarterly Report on Form 10-Q for the period ended March 31, 2024 (the “Form 10-Q”) and was therefore not in compliance with Nasdaq Listing Rule 5250(c)(1). The notice indicated that such delinquency serves as an additional basis for delisting the Company’s securities in addition to the failure to comply with the Minimum Bid Price Rule described above as well as the failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2023. In accordance with the notice, the Company submitted its response to the Nasdaq Hearings Panel regarding such delinquency and the Company’s plan to cure such delinquency.

The Company plans to file its Form 10-Q as soon as practicable; however, no assurance can be given as to the definitive date on which such report will be filed or the final decision of the Nasdaq Hearings Panel regarding a delisting of the Company’s securities. As with the prior notices, the most recent notice from Nasdaq has no immediate effect on the listing of the Company’s securities on The Nasdaq Capital Market.

On May 24, 2024, the Company issued a press release regarding the notice from Nasdaq. A copy of the press release is attached as Exhibit 99.1 to this report.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to qualify for the safe harbor from liability established thereunder. Such forward-looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and which may cause results to differ materially from expectations, including the risk that the Company’s intention to regain compliance with the Minimum Bid Price Rule will not be achieved or that the Company will not regain compliance with Nasdaq’s listing rules. In addition, for a further discussion of factors that could materially affect the outcome of the Company’s forward-looking statements and its future results and financial condition, see “Risk Factors” in Part I, Item 1A, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its other reports filed with the Securities and Exchange Commission. The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated May 24, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 24, 2024	OpGen, Inc.

	By:	/s/ David Lazar
		Name:	David Lazar
		Title:	Chairman and Chief Executive Officer

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